Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the transaction between Charlie's Chalk Dust, LLC, a Delaware limited liability company (“Charlie’s”) and Charlie’s Holdings, Inc., formerly known as True Drinks Holdings, Inc. (the “Company”), to be accounted for as a reverse recapitalization under U.S. GAAP (the “Merger”). In addition, the pro forma condensed combined financial information gives effect to the issuance of 1,551,445,702 shares of common stock, 4,654,349,239 shares of common stock issuable upon conversion of 206,249 shares of Series A Convertible Preferred Stock (“Series A Preferred”) and warrants to purchase 3,102,899,493 shares of common stock for aggregate gross proceeds of $27.5 million (the “Financing”). The warrants have a five-year term and the exercise price of $0.0044313 per share, subject to certain adjustments. The closing of the Financing occurred immediately prior to the closing of the Merger and was contingent upon the satisfaction or waiver of all conditions precedent to the closing of the Merger. Katalyst Securities, LLC (“Katalyst”) acted as the sole placement agent in connection with the Financing. As consideration for its services in connection with the Financing and corresponding Share Exchange, the Company issued to Katalyst and its designees five-year warrants to purchase an aggregate of 930,869,848 shares of Common Stock at a price of $0.0044313 per share (the “Placement Agent Warrants”).

The Merger is accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of the Company were nominal following the close of the Merger. Charlie’s was determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (i) Charlie’s stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Charlie’s membership units now own approximately 49%, on a fully diluted basis, of the Company’s outstanding securities immediately following the effective time of the Merger, (ii) individuals associated with Charlie’s now hold a majority of the seats on the Company’s Board of Directors and (iii) Charlie’s management holds all key positions in the management of the combined Company.

The following unaudited pro forma condensed combined financial statements are based on Charlie’s historical financial statements and the Company’s historical financial statements, as adjusted, to give effect to Charlie’s reverse recapitalization of the Company and the Financing. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to these transactions as if they had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 gives effect to these transactions as if they had occurred on March 31, 2019.

Because Charlie’s will be treated as the acquirer under the reverse recapitalization, Charlie’s and the Company’s assets and liabilities will be recorded at their precombination carrying amounts in the unaudited pro forma condensed combined financial information. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed consolidated financial statements to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Charlie’s and the Company following the Merger.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final reverse recapitalization accounting, expected to be completed after the closing of the transaction, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined organization’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses, if any, that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Charlie’s been a combined organization during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed combined financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2019 and the March 31, 2019 results included in the Company’s report on Form 10-Q filed with the SEC on May 15, 2019, and Charlie’s historical information included herein.

Unaudited Pro Forma Combined Balance Sheet as of March 31, 2019

			Pro Forma		Pro Forma
	Charlie's Chalk Dust	True Drinks	Adjustments	Note 3	Combined

ASSETS
Current assets
Cash and cash equivalents	$1,243,081	$401	$23,161,334	(d)	$6,904,816
			(17,500,000)	(d)
Accounts receivable	1,103,118	1,173	-		1,104,291
Inventory, net	677,768	25,657	-		703,425
Prepaid expense and other current assets	420,397	-	-		420,397
Total current assets	3,444,364	27,231	5,661,334		9,132,929

Property and equipment, net	54,652	-	-		54,652
Goodwill	-	1,576,502	(1,576,502)	(b)	-
Other assets	79,847	-	-		79,847
Total assets	$3,578,863	$1,603,733	$4,084,832		$9,267,428

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses and other liabilities	$1,067,081	710,615	(710,615)	(c)	1,067,081
Debt - short term	-	3,394,497	(3,394,497)	(c)	-
Warrant liability			7,762,704	(f)	7,762,704
Deferred revenue	184,003	-	-		184,003
Total current liabilities	1,251,084	4,105,112	3,657,592		9,013,788
Long term liabilities
Other long term liabilities	40,347	-	-		40,347
Total long term liabilities	40,347	-	-		40,347
Total liabilities	1,291,431	4,105,112	3,657,592		9,054,135

Commitments and contingencies

Stockholders' equity (deficit)
Series A Convertible Preferred stock, $.001 par value	-	-	206	(d)	206
Series B Convertible Preferred stock, $.001 par value	-	-	1,396	(d)	1,396
Preferred stock, $.001 par value	-	1,425	(1,425)	(b)	-
Common stock, $.001 par value	-	511,230	5,077,471	(a)	5,077,471
			(511,230)	(b)
Members' equity	2,287,432	-	(2,287,432)	(d)	-
Additional paid-in-capital	-	50,145,370	(5,077,471)	(a)	15,522,737
			(4,077,881)	(b)
			(50,145,370)	(b)
			4,105,112	(c)
			2,287,432	(d)
			23,159,732	(d)
			(7,762,704)	(f)
			2,888,517	(e)
Accumulated deficit	-	(53,159,404)	53,159,404	(b)	(20,388,517)
			(17,500,000)	(d)
			(2,888,517)	(e)
Total stockholders' equity (deficit)	2,287,432	(2,501,379)	427,240		213,293
Total liabilities and stockholders' equity	$3,578,863	$1,603,733	$4,084,832		$9,267,428

   Unaudited Pro Forma Combined Statement of Income – Year Ended December 31, 2018

			Pro Forma		Pro Forma
	Charlie's Chalk Dust	True Drinks	Adjustments	Note 3	Combined

Revenue:	$20,840,794	$1,947,052	$(1,436,113)	(l)	$21,351,733
Cost of revenue	8,514,790	1,228,448	(728,025)	(l)	9,015,213
Gross profit	12,326,004	718,604	(708,088)		12,336,520

Operating expenses:
Selling and marketing	2,904,456	411,371	-		3,315,827
General and administrative	2,126,945	10,997,813	1,128,327	(h)	14,253,085
Product development	95,180	-	-		95,180
	5,126,581	11,409,184	1,128,327		17,664,092
Operating income (loss)	7,199,423	(10,690,580)	(1,836,415)		(5,327,572)

Other income (expense):
Change in fair value of derivative liabilities	-	8,883,383	(8,883,383)	(g)	-
Impairment of goodwill	-	(1,898,000)	-		(1,898,000)
Interest expense	-	(813,545)	813,545	(g)	-
Other income	453	639,443	-		639,896
Total other income (expense)	453	6,811,281	(8,069,838)		(1,258,104)
Income (loss) before provision for income taxes	7,199,876	(3,879,299)	(9,906,253)		(6,585,676)
Provision for income taxes	-	-	(2,159,963)	(i)	(2,159,963)
Net income (loss)	7,199,876	(3,879,299)	(12,066,216)		(8,745,639)
Dividends on preferred stock	-	(260,688)	260,688	(g)	(1,650,000)
	-	-	(1,650,000)	(k)
Net income (loss) attributable to common shareholders	$7,199,876	$(4,139,987)	$(13,455,528)		$(10,395,639)

Net loss per common share:
Basic and diluted		$(0.02)			(0.00)

Weighted average common shares outstanding:
Basic and diluted		230,204,655	4,591,184,190	(j)	4,821,388,845

Unaudited Pro Forma Combined Statement of Income – Three Months Ended March 31, 2019

			Pro Forma		Pro Forma
	Charlie's Chalk Dust	True Drinks	Adjustments	Note 3	Combined

Revenue:	$6,647,545	$28,014	$-		$6,675,559
Cost of revenue	2,750,274	14,145	-		2,764,419
Gross profit	3,897,271	13,869	-		3,911,140

Operating expenses:
Selling and marketing	767,042	20,692	-		787,734
General and administrative	615,572	217,543	282,082	(h)	1,115,197
Product development	39,542	-	-		39,542
	1,422,156	238,235	282,082		1,942,473
Operating income (loss)	2,475,115	(224,366)	(282,082)		1,968,667

Other income (expense):
Change in fair value of derivative liabilities	-	(975,430)	975,430	(g)	-
Interest expense	-	(192,932)	192,932	(g)	-
Other income	90	353,972	-		354,062
Total other income (expense)	90	(814,390)	1,168,362		354,062
Income (loss) before provision for income taxes	2,475,205	(1,038,756)	886,280		2,322,729
Provision for income taxes	-	-	(742,562)	(i)	(742,562)
Net income (loss)	2,475,205	(1,038,756)	143,719		1,580,168
Dividends on preferred stock	-	(64,279)	64,279	(g)	(412,500)
			(412,500)	(k)
Net income (loss) attributable to common shareholders	$2,475,205	$(1,103,035)	$(204,503)		$1,167,668

Net loss per common share:
Basic and diluted		$(0.00)			0.00

Weighted average common shares outstanding:
Basic and diluted		486,287,708	4,591,184,190	(j)	5,077,471,898

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
Note 1 — Description of Transactions and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Charlie’s Holding, Inc., formerly known as True Drinks Holdings, Inc. (the “Company”) and Charlies Chalk Dust, LLC, a Delaware limited liability company (“Charlie’s”).

Description of Transactions

See “Prospectus Summary- Share Exchange” on page 2 of this prospectus for a description of the Share Exchange.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 is presented as if the Merger had been completed on March 31, 2019. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 assumes that the Merger occurred on January 1, 2018 and combines the historical results of Charlie’s and the Company.

For accounting purposes, Charlie’s is considered to be the acquiring company and the Merger will be accounted for as a reverse recapitalization of the Company by Charlie’s because the primary assets of the Company, which include cash and other assets and liabilities, will be nominal following the close of the merger. Under reverse recapitalization accounting, the assets and liabilities of the Company will be recorded, as of the completion of the merger, at their fair value which is expected to approximate book value because of the short-term nature of the instruments. No goodwill or intangible assets are expected to be recognized and any excess consideration transferred over the fair value of the net assets of the Company following determination of the actual purchase consideration for the Company will be reflected as an adjustment to equity. Consequently, the financial statements of Charlie’s reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of the Company and Charlie’s, which are provided elsewhere in this registration statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

Note 2 — Preliminary purchase price allocation

The following is the preliminary estimate of the value of assets acquired and liabilities assumed by Charlie’s in the Merger:

Cash and cash equivalents	$401
Accounts receivable	1,173
Inventory, net	25,657
Accounts payable and accrued expenses and other liabilities	(710,615)
Debt - short term	(3,394,497)
Net liabilities acquired	$(4,077,881)

Note 3 — Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)           Represents the issuance of 3,718,958,705 common shares of the Company’s common stock and its effect on the common stock and additional paid in capital accounts:

	Common	Additional
	Stock	Paid in Capital

Issuance of 3,718,958,705 shares	$3,718,959	$(3,718,959)
Adjustment due to reverse merger	1,358,512	(1,358,512)
	$5,077,471	$(5,077,471)

(b)           Represents the elimination of the historical equity of the Company and the write-off of existing goodwill, as follows:

Preferred stock, $.001 par value	$(1,425)
Common stock, $.001 par value	(511,230)
Additional paid-in-capital	(50,145,370)
Accumulated deficit	53,159,404
Write-down/(write-up) of assets:
Goodwill	1,576,502
Net liabilities acquired	$4,077,881

(c)           Represents the debt conversion (including accounts payable and accrued expenses) and certain share issuances for settlements, as follows:

		Shares
Shares Issuable for Niagara Settlement		348,367,950
Settlement Shares (RS)		104,548,760
Sub-total		452,916,710
Convertible Debt
Convertible Debt (Trade Debt)	$710,615	229,762,800
Convertible Debt (Investment Debt)	2,737,627	403,443,450
Convertible Debt (Investment Debt)	656,870	437,535,224
Sub-total	4,105,112	1,070,741,474
	$4,105,112	1,523,658,184

(d)           Represents the Financing, Exchange, and issuances of warrants, as follows:

	Common	Preferred A	Preferred B	Warrants	Total
CCD Founders	133,988,842	-	13,264,895,330	-	13,398,884,172
CCD Employees	7,052,044	-	698,152,386	-	705,204,430
New investors	1,325,784,329	3,977,352,986	-	2,651,568,657	7,954,705,972
Direct investors	225,665,418	676,996,253		451,330,835	1,353,992,506
Placement agent	-	-	-	930,869,848	930,869,848
True Drinks	2,482,319,594	-	-	-	2,482,319,594
Red Tech (Newco)	902,661,671	-	-	-	902,661,671
	5,077,471,898	4,654,349,239	13,963,047,716	4,033,769,340	27,728,638,193

New and direct investors represent the issuance of 1,551,449,746 shares of common stock, 206,249 shares of Preferred A shares convertible into 4,654,349,239 shares of common stock and 3,102,899,492 warrants for an aggregate purchase price of $27.5 million ($23.1 million net of fees).

The Company also distributed $16,625,000 to Charlie’s Members and $875,000 to Charlie’s employees. The Company recorded cash distributions to Charlie’s members as a dividend and Charlie’s employees as compensation. The compensation of $875,000 was excluded from the pro form adjustments on the Unaudited Pro Forma Combined Statements of Income because it is a non-recurring expense related to completion of the Merger and is not expected to have a continuing impact on the combined results of Charlie’s and the Company following the Merger.

(e)           The Company issued of 902,661,671 fully vested shares of common stock, including to a member of the Company’s Board of Directors, pursuant to a Subscription Agreement (the “Red Tech (Newco)”). The Company recorded stock-based compensation of $2,888,517 (the fair value of a share of common stock was $0.0032 which is based upon a valuation prepared by the Company on the date of the Merger).

(f)           Represents the issuance of 4,033,769,340 warrants to new investors, direct investors, and placement agents. The warrants have a five year term and the exercise price is equal to $0.0044313, subject to adjustment for anti-dilution events. Charlie’s has preliminarily determined that the exercise features of certain of these warrants are not indexed to Charlie’s own stock and is therefore not afforded equity treatment. In accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”), Charlie’s has presented the pro-forma effect of the issuance of the liability classified warrants based upon the preliminary determination of the fair value of $7.8 million as a warrant liability. ASC 815 requires Charlie’s to assess the fair value of warrant liabilities at each reporting period and recognize any change in the fair value as items of other income or expense. Therefore, Charlie’s recorded the following journal entry:

Dr – Additional paid in capital	$7,762,704
Cr – Warrant liability	7,762,704

(g)          Represents the elimination of the Company’s change in fair value of derivative liabilities, interest expense and dividends on preferred stock in connection with the transaction.

(h)           The Company granted 705,204,430 unvested common shares to certain employees of Charlie’s. These shares vest over a two-year period. The fair value of a share of common stock was $0.0032 which is based upon a valuation prepared by the Company on the date of the Merger. The Company will record $0.3 million and $1.1 million during the three months ended March 31, 2019 and year ended December 31, 2018, respectively.

(i)           Represents the pro forma tax impact of Charlie’s assumed conversion from an LLC to a C-Corp using an estimated tax rate of 30% applied to Charlie’s net income.

(j)           Represents the increase in the weighted average shares of 4,591,184,190 shares due to the Transactions.

(k)           Represents the recording of a $0.41 million and $1.65 million 8% dividend of the Series A Preferred for the three months ended March 31, 2019 and year ended December 31, 2018, respectively. The dividend was calculated as follows:

206,248.18 - Total Series A Preferred issued as of March 31, 2019

X $100 per Series A share

$20,624,818

X 8%

$1,650,000 on an annual basis
or $412,500 on a quarterly basis

(l) To remove revenue and cost of revenue related to one-time transactions between True and a related party during the twelve months ended December 31, 2018 that are not expected to have a continuing impact on the combined entities in the future.